Exhibit 10.45
AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT AND OTHER NOTE DOCUMENTS
     AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND OTHER NOTE DOCUMENTS dated as of June 29, 2009 (this “Amendment”), with respect to the Securities Purchase Agreement dated as of June 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), among THE FILM DEPARTMENT LLC, a Delaware limited liability company (the “Company”), THE FILM DEPARTMENT HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the Purchasers party thereto and UNION BANK, N.A., formerly known as Union Bank of California, N.A. (“UBOC”), as collateral agent for the Secured Parties defined therein (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”). Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein as therein defined.
R E C I T A L S
     The Company, Holdings and the Holders have agreed to amend the Securities Purchase Agreement and the other Note Documents in accordance with, and pursuant to the terms and conditions set forth in, this Amendment, and TFD LITERARY ACQUISITIONS, LLC, a Delaware limited liability company (“TFD Acquisitions”), has agreed to consent with respect to such amendments.
     In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Amendments to the Securities Purchase Agreement and other Note Documents. Notwithstanding any contrary term or provision set forth in the Securities Purchase Agreement, any Note or any other Note Document, including Section 2.1 of the Securities Purchase Agreement and the definition of “Interest Payment Date” set forth in each Note, all interest on the Notes that would otherwise be due and payable on June 30, 2009, shall be due and payable on July 31, 2009 (and the Interest Payment Date under and as defined in each Note that would otherwise occur on June 30, 2009, is hereby extended to July 31, 2009). The foregoing amendment shall be effective as of June 29, 2009.
     Section 2. Consent of Holdings and TFD Acquisitions. Each of Holdings and TFD Acquisitions hereby acknowledges and consents to this Amendment, and affirms and acknowledges that the Guaranty and Security Agreement and each other Note Document executed and delivered by it remains in full force and effect and that it remains obligated thereunder without defense, offset or counterclaim of any kind whatsoever, as if each such Note Document were executed and delivered to Collateral Agent and the Purchasers (or their assigns) on the date hereof.
     Section 3. Representations and Warranties. To induce the Holders to enter into this Amendment, the Company, Holdings and TFD Acquisitions represent and warrant to the Holders that:
     (a) Representations and Warranties in Note Documents. Each of the representations and warranties of the Company, Holdings and TFD Acquisitions contained in the Note Documents to which each is a party (i) that were qualified by materiality were true and correct when made and those not so qualified were true and correct in all material respects when made and (ii) after giving effect to this Amendment, those qualified by materiality shall continue to be true and correct and those not so qualified shall continue to be true and correct in all material respects on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).
     (b) Authority. The execution and delivery by each of the Company, Holdings and TFD Acquisitions of this Amendment and each other document to be executed by such Person in accordance with the terms hereof and the performance by the Company, Holdings and TFD Acquisitions of their respective obligations under the Securities Purchase Agreement as amended hereby (i) are within such Person’s power and authority, (ii) have been duly authorized by all necessary proceedings, (iii) do not (A) contravene the Constituent Documents of such Person, (B) violate any applicable Requirements of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Person or any of its Subsidiaries (including other Related Documents or Note Documents) or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any such Person or any of such Person’s respective Subsidiaries and (iv) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any such Person.
     (c) Enforceability. Each Note Document (including the Securities Purchase Agreement, as amended hereby) constitutes a legal, valid and binding obligation of the Company, Holdings and TFD Acquisitions, as the case may be, enforceable against such Person in accordance with its terms.
     (d) No Default. After giving effect to this Amendment, no Default or Event of Default exists.
     Section 4. Conditions to Effectiveness. This Amendment shall become effective on the date when the following conditions precedent have been satisfied (such date, the “Effective Date”):
     (a) The Company, Holdings, TFD Acquisitions and each Holder shall have executed and delivered this Amendment.
     (b) The representations and warranties set forth in Section 3 hereof shall be true and correct on the date hereof and on the Effective Date.
     (c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Company, Holdings, TFD Acquisitions or any Holder.
     Section 5. Ratification and Incorporation of Securities Purchase Agreement; No Novation. The Company, Holdings and TFD Acquisitions expressly acknowledge and agree with each of the following:
     (a) except as expressly modified under this Amendment, (i) each of the Company, Holdings and TFD Acquisitions hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under (including all Liens granted pursuant to), the Securities Purchase Agreement and the other Note Documents to which it is a party and (ii) all of the terms and conditions set forth in the Securities Purchase Agreement and the other Note Documents are incorporated herein by this reference as if set forth in full herein; and

     (b) except as expressly modified under this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of any Secured Party under the Securities Purchase Agreement or any other Note Document, (ii) constitute a waiver of any provision in the Securities Purchase Agreement or in any of the other Note Documents, or (iii) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Securities Purchase Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
     Section 6. Reference to and Effect on Securities Purchase Agreement.
     (a) Upon the effectiveness of this Amendment, each reference in the Securities Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Note Documents to the Securities Purchase Agreement, shall mean and be a reference to the Securities Purchase Agreement as amended hereby.
     (b) This Amendment shall be a Note Document for all purposes.
     Section 7. Benefits of Amendment. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties to the Securities Purchase Agreement and the other parties hereto and their respective successors and assigns to the extent contemplated by the Note Documents.
     Section 8. Interpretation. The Section headings used in this Amendment are for convenience of reference only and shall not affect the construction hereof.
     Section 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of a signature page hereto by facsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart of this Amendment.
     Section 10. Severability. If any provision of this Amendment shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality and enforceability of such provision in any other jurisdiction.
     Section 11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     Section 12. Entire Agreement. This Amendment together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

THE FILM DEPARTMENT LLC
By: THE FILM DEPARTMENT HOLDINGS LLC, its sole Member

By:	/s/ Neil Sacker

Neil Sacker, President & Chief Operating Officer

THE FILM DEPARTMENT HOLDINGS LLC

By:	/s/ Neil Sacker

Neil Sacker, President & Chief Operating Officer

TFD LITERARY ACQUISITIONS, LLC

By: THE FILM DEPARTMENT HOLDINGS LLC, its sole Member

By:	/s/ Neil Sacker

Neil Sacker, President & Chief Operating Officer

ETON PARK CLO MANAGEMENT 1
By: Eton Park Asset Management, L.L.C, as Collateral Manager, as a Holder

By:	/s/ Marcy Engel

Name: Marcy Engel
Its: Chief Operating Officer and General Counsel

ETON PARK CLO MANAGEMENT 2
By: Eton Park Asset Management, L.L.C., as Collateral Manager, as a Holder

By:	/s/ Marcy Engel

Name: Marcy Engel
Its: Chief Operating Officer and General Counsel

ETON PARK MASTER FUND, LTD.
By: Eton Park Capital Management, L.P., its investment manager, as a Holder

By:	/s/ Marcy Engel

Name: Marcy Engel
Its: Chief Operating Officer and General Counsel

ETON PARK FUND, L.P.
By: Eton Park Capital Management, L.P., its investment manager, as a Holder

By:	/s/ Marcy Engel

Name: Marcy Engel
Its: Chief Operating Officer and General Counsel